UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 31, 2024
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 31, 2024, DiamondRock Hospitality Company (the “Company”) entered into a retirement agreement with William J. Tennis (the “Retirement Agreement”) in connection with the previously announced retirement of Mr. Tennis as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective as of June 30, 2024 (the “retirement date”).

The existing severance agreement between Mr. Tennis and the Company required that he enter into a release agreement with the Company as a condition of receiving certain post-retirement payments and equity terms. Pursuant to the Retirement Agreement, Mr. Tennis will continue in his role as Executive Vice President, General Counsel and Corporate Secretary of the Company through the retirement date and thereafter will provide consulting services to the Company from July 1, 2024 to December 31, 2024. Additionally, the Retirement Agreement provides for the following, among other matters:

•a pro-rata bonus for 2024 in the amount of $236,000, determined through the retirement date and calculated based on Mr. Tennis’ target bonus for the 2024 fiscal year;
•continued health insurance coverage for Mr. Tennis, his spouse and dependents until the earlier of December 31, 2024 or the end of his eligibility for continued coverage; and
•that the termination of his employment on the retirement date shall be characterized as a “retirement” under the terms of the severance agreement between Mr. Tennis and the Company.

In addition, Mr. Tennis’ outstanding equity awards will be treated as follows: (i) all restricted stock awards granted to Mr. Tennis in 2022 and 2024 that are subject to time-based vesting will vest immediately as of the retirement date; (ii) all performance stock units (“PSU”) awards granted to Mr. Tennis in 2022, 2023 and 2024 that are subject to performance-based vesting conditions will remain eligible to be earned, but Mr. Tennis will not receive any shares underlying the PSU awards until the end of the applicable performance period and the number of shares issued will equal the target amount for each PSU award; and (iii) all long-term incentive units in DiamondRock Hospitality Limited Partnership, the Company’s operating partnership, granted to Mr. Tennis in 2023 that are subject to time-based vesting will vest immediately as of the retirement date.

The foregoing payments and benefits are conditioned upon a customary release of claims in favor of the Company and compliance with the non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Retirement Agreement.

This summary of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:
Exhibit No. Description
10.1     Retirement Agreement, dated May 31, 2024, between William J. Tennis and DiamondRock Hospitality Company.
101.SCH        Inline XBRL Taxonomy Extension Schema Document
101.CAL        Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF        Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB        Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE        Inline XBRL Taxonomy Extension Presentation Linkbase Document
104            Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: June 3, 2024	By:	/s/ Briony R. Quinn
Briony R. Quinn
Executive Vice President, Chief Financial Officer and Treasurer